POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees or officers of JACKSON VARIABLE SERIES TRUST, a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements on Form N-14 and amendments thereto for the registration under said Acts of the sale of shares of beneficial interest of Jackson Variable Series Trust, hereby constitute and appoint Susan S. Rhee and Emily J. Bennett, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements on Form N-14 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, acting alone, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of June 1, 2019.

/s/ Eric O. Anyah	/s/ William R. Rybak
Eric O. Anyah, Trustee	William R. Rybak, Trustee

/s/ Michael J. Bouchard	/s/ Mark S. Wehrle
Michael J. Bouchard, Trustee	Mark S. Wehrle, Trustee

/s/ Ellen Carnahan	/s/ Edward C. Wood
Ellen Carnahan, Trustee	Edward C. Wood, Trustee

/s/ William J. Crowley, Jr.	/s/ Patricia A. Woodworth
William J. Crowley, Jr., Trustee	Patricia A. Woodworth, Trustee

/s/ Michelle Engler	/s/ Mark D. Nerud
Michelle Engler, Trustee	Mark D. Nerud, Trustee, President, and Chief Executive Officer (Principal Executive Officer)

/s/ John W. Gillespie	/s/ Daniel W. Koors
John W. Gillespie, Trustee	Daniel W. Koors, Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)